UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 27, 2026 (October 21, 2026)

ADVASA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-43445	39-3819559
(Commission File Number)	(IRS Employer Identification No.)

1-2-7 Moto-Akasaka, Minato-ku, Tokyo, Japan	107-0051
(Address of Principal Executive Offices)	(Zip Code)

+81-3-6868-5538

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.00001	ADBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 21, 2026, Advasa Holdings, Inc. (the “Company”) received written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the last 30 consecutive business days, the minimum bid price of the Company’s common stock had been below the $1.00 per share minimum requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (as relates to the Minimum Bid Price Requirement), the Company has been provided an initial period of 180 calendar days, or until April 19, 2027, to regain compliance with the Minimum Bid Price Requirement. The Notice states that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5450(a)(1) if, at any time before April 19, 2027, the Company can meet the applicable standard for a minimum of ten consecutive business days.

In the event the Company does not regain compliance with the Minimum Bid Price Requirement by April 19, 2027, the Company may transfer to The Nasdaq Capital Market, provided that it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on the Nasdaq Capital Market (except for the bid price requirement) based on the Company’s most recent public filings and market information and notifies Nasdaq of its intent to cure this deficiency. Following a transfer to The Nasdaq Capital Market, the Company would be afforded the remainder of the applicable compliance period set forth in Rule 5810(c)(3)(A)(ii), unless it does not appear to Nasdaq that it is possible for the Company to cure the deficiency.

If the Company does not qualify for transfer, or fails to regain compliance with the Minimum Bid Price Requirement during the compliance period, then the Nasdaq staff will provide written notification to the Company that its common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the 180-day compliance period, secure an extension of the compliance period beyond such compliance period, meet the requirements necessary to transfer to the Nasdaq Capital Market, or maintain compliance with any other Nasdaq listing requirements. The Company intends to actively monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement.

The Notice has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on the Nasdaq Global Market under the symbol “ADBT.”

Forward-looking statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not purely historical regarding the Company’s or its management’s intentions, beliefs, expectations and strategies for the future, including statements regarding the Company’s ability to regain compliance with the Minimum Bid Price Requirement, the Company’s intentions to actively monitor the closing bid price of its common stock, and the Company’s plans to consider implementing available options to regain compliance with the Minimum Bid Price Requirement. All forward-looking statements included in this Current Report on Form 8-K are made as of the date of this report, based on information currently available to the Company, deal with future events, are subject to various risks and uncertainties, including the risk that the Company may not meet the Minimum Bid Price Requirement by April 19, 2027 or, in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from the Company’s current expectations are more fully described in the Risk Factors sections of the Company’s reports filed with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2026	Advasa Holdings, Inc.

	By:	/s/ Grady Ryther
	Name:	Grady Ryther
	Title:	Chief Executive Officer